UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

December 20, 2021

ProtoKinetix, Incorporated

(Exact name of registrant as specified in its charter)

Nevada	000-32917	94-3355026
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

412 Mulberry Street

Marietta, OH 45750

Address of principal executive offices

304-299-5070

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Item 3.03. Material Modification to Rights of Security Holders

Please see the description in Item 5.03 below.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in a Fiscal Year.

On December 20, 2021, the Board of Directors approved the Company’s Amended and Restated Bylaws which updated the provisions relating to meetings of the stockholders to conform to modern practices, removed the requirement that the Company produce a list of stockholders entitled to vote at stockholder meetings while retaining the ability of stockholders to review and inspect the list, and implemented such other changes to provide more flexibility in the governance of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Bylaws as approved on December 20, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 23rd day of December, 2021.

ProtoKinetix, Incorporated

By:	/s/Clarence E. Smith
Clarence E. Smith, President & CEO